UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 6, 2006

CDKNET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 7.01    Regulation FD Disclosure.

Beginning on or about March 6, 2006 and continuing through no later than April 30, 2006, one or more officers of Registrant will make slide presentations to a number of shareholders of Registrant, as well as potential investors and investment analysts. The slide presentation contains, among other things, forward-looking information about Registrant and its business. The slides that Registrant will use in these presentations are attached to this current report on Form 8-K as Exhibit 99.1.

The information in this current report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report and warns readers that the information included in this report will become stale after April 30, 2006.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

99.1	Slide presentation to be used between March 6, 2006 and April 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

CDKNET.COM, INC.

Dated: March 3, 2006	By:	/s/ Oleg Logvinov
Oleg Logvinov, CEO

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